Exhibit 5.1

787 Seventh Avenue
New York, NY 10019-6099
Tel: 212 728 8000
Fax: 212 728 8111

April 30, 2015

The Allstate Corporation

2775 Sanders Road

Northbrook, Illinois 60062

RE:                           REGISTRATION OF SECURITIES

Ladies and Gentlemen:

We have acted as counsel for The Allstate Corporation, a Delaware corporation (the “Company”), and Allstate Financing VII, Allstate Financing VIII, Allstate Financing IX and Allstate Financing X, each a statutory trust formed under the laws of Delaware (each a “Trust” and, collectively, the “Trusts”), in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 (the “Registration Statement”) relating to the following securities of the Company: (i) unsecured senior debt securities (the “Senior Debt Securities”); (ii) unsecured subordinated debt securities (the “Subordinated Debt Securities,” and together with the Senior Debt Securities, the “Debt Securities”); (iii) shares of common stock, par value $0.01 per share (the “Common Stock”); (iv) shares of preferred stock, par value of $1.00 per share (the “Preferred Stock”); (v) depositary shares (the “Depositary Shares”) in the form of fractional interests in Debt Securities or fractional shares of the Common Stock or Preferred Stock, in each case evidenced by depositary receipts (the “Receipts”); (vi) warrants for the purchase of Debt Securities, Preferred Stock or Common Stock or units of two or more of these types of securities (the “Warrants”); (vii) contracts for the purchase and sale of Common Stock, Preferred Stock or other property (the “Stock Purchase Contracts”); (viii) stock purchase units, consisting of a Stock Purchase Contract and any combination of Debt Securities, Common Stock, Preferred Stock, other Stock Purchase Contracts, Preferred Securities, Depositary Shares or preferred securities or debt obligations of third parties, including United States Treasury Securities (the “Stock Purchase Units”); and (ix) guarantees (the “Guarantees”) of Preferred Securities, as described below.  The Registration Statement also relates to the preferred securities of each of the Trusts (the “Preferred Securities,” and together with the Debt Securities, the Common Stock, the Preferred

NEW YORK    WASHINGTON    HOUSTON    PARIS    LONDON    FRANKFURT    BRUSSELS    MILAN    ROME

in alliance with Dickson Minto W.S., London and Edinburgh

Stock, the Depositary Shares, the Receipts, the Warrants, the Stock Purchase Contracts, the Stock Purchase Units and the Guarantees, the “Offered Securities”).  The Offered Securities will be issued from time to time pursuant to the provisions of Rule 415 under the Securities Act.

The Debt Securities may be issued in one or more series pursuant to the Senior Indenture, dated as of December 16, 1997, as amended by a third supplemental indenture dated as of July 23, 1999, and a sixth supplemental indenture dated as of June 12, 2000 (as amended or supplemented, the “Senior Indenture”) or the Subordinated Indenture, dated as of November 25, 1996, as amended by a third supplemental indenture dated as of July 23, 1999, and a fourth supplemental indenture dated as of June 12, 2000 (as amended or supplemented, the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), each of which is between the Company and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company), as trustee, and each of which is incorporated by reference in the Registration Statement.  The Preferred Securities may be issued by each Trust pursuant to an Amended and Restated Trust Agreement, forms of which are incorporated by reference in the Registration Statement.  The Depositary Shares evidenced by Receipts may be issued pursuant to a Deposit Agreement (the “Deposit Agreement”) between the Company and a depositary, which will be filed as an exhibit to the Registration Statement when such Depositary Shares are issued.  The Warrants may be issued pursuant to Warrant Agreements to be entered into by the Company and a bank or trust company as Warrant Agent (each a “Warrant Agreement”), a form of which relating to Debt Warrants is incorporated by reference in the Registration Statement and a form of which relating to other Warrants will be filed as an exhibit to the Registration Statement when such Warrants are issued.  The Guarantees may be issued pursuant to a Preferred Securities Guarantee Agreement (each a “Guarantee Agreement”) to be entered into between the Company and U.S. Bank National Association, as trustee, the form of which is incorporated by reference in the Registration Statement.  The Stock Purchase Contracts and the Stock Purchase Units may be issued pursuant to a Stock Purchase Contract Agreement to be entered into between the Company and a bank or trust company as Purchase Contract Agent and a Pledge Agreement to be entered into between the Company, a Purchase Contract Agent and a bank or trust company as Collateral Agent, Custodial Agent and Securities Intermediary, each of which will be filed as an exhibit to the Registration Statement when such Stock Purchase Contracts or Stock Purchase Units are issued.

We have examined such corporate records, certificates and other documents as we have considered necessary for the purposes hereof.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.  We have also assumed that the books and records of the Company are maintained in accordance with proper corporate procedures.  As to any facts material to our opinions, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions contained herein, we are of the opinion that:

1.                                      The execution and delivery of the Indentures have been duly authorized by the Company.  Assuming that any Debt Securities and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities and the terms of the offering thereof and related matters have been duly authorized, and the terms of such Debt Securities and the terms of their issuance and sale have been duly established in accordance with the applicable Indenture and the applicable supplemental indenture relating to such Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, when (i) the Registration Statement has become effective under the Securities Act, (ii) a supplemental indenture in respect of such Debt Securities has been duly executed and delivered and (iii) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and the applicable supplemental indenture relating to such Debt Securities and duly issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement and the terms of any other Offered Securities pursuant to which Debt Securities may be issued, such Debt Securities (including any Debt Securities that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Offered Securities) will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

2.                                      Assuming that the shares of Common Stock and the terms of the offering thereof and related matters (including, without limitation, the price and number of shares of Common Stock that may be issued upon exercise, conversion, exchange or otherwise) have been duly authorized, and the terms of their issuance and sale are such as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, when (i) the Registration Statement has become effective under the Securities Act and (ii) certificates for the shares of Common Stock have been duly executed, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement and the terms of any other Offered Securities pursuant to which shares of Common Stock may be issued, such shares of Common Stock (including any shares of Common Stock that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Offered Securities) will be validly issued, fully paid and non-assessable.

3.                                      Assuming that shares of Preferred Stock and the terms of the offering thereof and related matters have been duly authorized (including, without limitation, the price and number of shares of Preferred Stock that may be issued upon exercise, conversion, exchange or otherwise), and their terms and the terms of their issuance and sale are such as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, when (i) the Registration Statement has become effective under the Securities Act, (ii) Certificate of Designations to the Restated Certificate of Incorporation of the Company classifying the shares of Preferred Stock and setting forth the terms thereof have been filed with the Secretary of State of the State of Delaware and accepted for record and (iii) certificates for the shares of Preferred Stock have been duly executed, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement and the terms of any other Offered Securities pursuant to which shares of Preferred Stock may be issued, such shares of Preferred Stock (including any shares of Preferred Stock that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Offered Securities) will be validly issued, fully paid and non-assessable.

4.                                      Assuming that Receipts and Depositary Shares and the terms of the offering thereof and related matters have been duly authorized (including, without limitation, the price and number of shares of the Depositary Shares that may be issued upon exercise, conversion, exchange or otherwise), and the terms of such Depositary Shares and the terms of their issuance and sale have been duly established in conformity with the Deposit Agreement relating to such Depositary Shares and are such as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, when (i) the Registration Statement has become effective under the Securities Act, (ii) the respective Deposit Agreement has been duly authorized, executed and delivered, (iii)(a) the Debt Securities relating to such Depositary Shares have been duly and properly authorized for issuance as contemplated in paragraph 1 above or (b) the shares of Common Stock or of Preferred Stock, as the case may be, relating to such Depositary Shares have been duly and properly authorized for issuance (including, without limitation, the price and number of shares of the Depositary Shares that may be issued upon exercise, conversion, exchange or otherwise), and are fully paid and non-assessable as contemplated in paragraph 2 or 3 above, respectively, (iv) such Common Stock or Preferred Stock or the Debt Securities have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto and in accordance with any underwriting agreement and the terms of any Offered Securities pursuant to which the Debt Securities or shares of Common Stock or Preferred Stock, as the case may be, may be issued and (v) the Receipts evidencing such Depositary Shares are duly issued against the deposit of such Common Stock or Preferred Stock or the Debt Securities as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with the Deposit Agreement, any underwriting agreement and the terms of any Offered Securities relating to such issuance, such Receipts evidencing the Depositary Shares (including any Depositary Shares that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Offered Securities) will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

5.                                      Assuming that the Warrants and the terms of the offering thereof and related matters have been duly authorized, and their terms and the terms of their issuance and sale are such as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, when (i) the Registration Statement has become effective under the Securities Act, (ii) the Warrant Agreement or Agreements relating to the Warrants have been validly executed and delivered by the Company and the Warrant Agent appointed by the Company, (iii)(a) the Debt Securities issuable upon the exercise of the Warrants have been duly and properly authorized for issuance as contemplated in paragraph 1 above or (b) the shares of Common Stock or of Preferred Stock, as the case may be, issuable upon exercise of the Warrants have been duly and properly authorized for issuance as contemplated in paragraph 2 or 3 above, respectively, and (iv) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

6.                                      Assuming that Stock Purchase Contracts and the terms of the offering thereof and related matters have been duly authorized, and their terms and the terms of their issuance and sale are such as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, when (i) the Registration Statement has become effective under the Securities Act, (ii) the shares of Common Stock or of Preferred Stock, as the case may be, issuable upon exercise of the Stock Purchase Contracts have been duly and properly authorized for issuance as contemplated by paragraph 2 or 3 above, respectively, and (iii) the Stock Purchase Contracts have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Stock Purchase Contracts will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

7                                         Assuming that Stock Purchase Units and the terms of the offering thereof and related matters have been duly authorized, and their terms and the terms of their issuance and sale are such as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, when (i) the Registration Statement has become effective under the Securities Act, (ii) the other Offered Securities that are a component of such Stock Purchase Units have been duly and properly authorized for issuance and, in the case of Common Stock and Preferred Stock, are fully paid and non-assessable, (iii) in the case of Stock Purchase Units consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the valid and binding obligations of the issuers thereof enforceable against the issuers thereof in accordance with their terms, (iv) the Stock Purchase Units have been duly executed, authenticated, and if required, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Stock Purchase Units will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

8.                                      Assuming that Guarantees and the terms of the offering thereof have been duly authorized, and the terms of the applicable Guarantee Agreement and the terms of the issuance and sale of the related Guarantees are such as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, when (i) the Registration Statement has become effective under the Securities Act, (ii) the applicable Guarantee Agreement has been duly executed and delivered and (iii) Preferred Securities have been duly issued and delivered by the applicable Trust as contemplated in the Registration Statement and any prospectus supplement relating thereto and in accordance with any underwriting agreement and paid for, such Guarantees will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’

rights generally and to general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware (the “DGCL”), the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the Delaware Constitution and the DGCL, and the federal laws of the United States of America.

We express no opinion as to the application of the securities or blue sky laws of the several states to the sale of the Offered Securities.  Without limiting the generality of the foregoing, except as set forth herein, we express no opinion in connection with the matters contemplated in the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Opinions” in the Prospectus forming a part of the Registration Statement and in any amendments or supplements to the Registration Statement and Prospectus.  In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP